SUB-ITEM 77Q3

AIM CHINA FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 4/30/2008
FILE NUMBER 811-05426
SERIES NO.: 19


72DD. 1. Total income dividends for which record date passed during the period. (000's Omitted)
           Class A                                                        221
      2.   Dividends for a second class of open-end company shares
           (000's Omitted)
           Class B                                                          -
           Class C                                                          -
           Institutional Class                                              5


73A.  Payments per share outstanding during the entire current period:
      (form nnn.nnnn)
      1.   Dividends from net investment income
           Class A                                                     0.0166
      2.   Dividends for a second class of open-end company shares
           (form nnn.nnnn)
           Class B                                                          -
           Class C                                                          -
           Institutional Class                                         0.0496


74U.  1    Number of shares outstanding (000's Omitted)
           Class A                                                      9,826
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
           Class B                                                      1,571
           Class C                                                      3,353
           Institutional Class                                             65


74V.  1    Net asset value per share (to nearest cent)
           Class A                                                     $19.04
      2 Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class B                                                     $18.79
           Class C                                                     $18.78
           Institutional Class                                         $19.15